Exhibit 10.10

FIFTH AMENDMENT TO SUPPLEMENTAL

RETIREMENT/DEATH BENEFITS AGREEMENT

This FIFTH AMENDMENT is entered into this 12th day of March, 2007 by and between The PBSJ Corporation and Post, Buckley, Schuh & Jermigan, Inc., Florida Corporations (collectively referred to herein as the “Corporation”). And John B. Zumwalt (thereinafter referred to as the “Employee”).

WHEREAS, the Corporation and the employee entered into a Supplemental Retirement Death Benefits Agreement (the “Agreement”) dated December 17, 1987 and four prior amendment to the Agreement;

WHEREAS, in accordance with the terms of the Agreement the Corporation issued to the employee 2,000 shares of Restricted Stock (now 30,000 shares due to subsequent stock splits) that are currently scheduled to vest on April 16, 2007; and

WHEREAS, the Corporation and the Employee now desire to modify the terms of the Agreement to change the vesting date;

NOW. THEREFORE, the parties agree as follows:

1. The vesting date of the Restricted Stock issued pursuant to the Agreement shall be changed to March 1, 2008 or the first day of the Corporation’s 2008 Annual Stock Window, whichever is later.

2. All other terms and conditions of the Agreement as previously amended shall continue in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by as duly authorized offices and the Employee has hereunto set his hand and seal as of the date first above written.

ATTEST:		POST, BUCKLEY, SCHUH & JERNIGAN, INC.

By:	/s/ Becky S. Schaffer	By:	/s/ Todd J. Kenner
	Becky S. Schaffer	Its:	President
	Secretary	Date:	March 12, 2007

ATTEST:		THE PBSJ CORPORATION

	/s/ Becky S. Schaffer	By:	/s/ Todd J. Kenner
	Becky S. Schaffer	Its:	President
	Assistant Secretary	Date:	March 12, 2007

WITNESS:		EMPLOYEE

	/s/ Candace M. Cochran		/s/ John B. Zumwalt
	/s/ Monica M. Vazquez		John B. Zumwalt